EXHIBIT 10(a)
September 29, 2003

Superconductive Components, Inc.
2839 Charter Street
Columbus, OH 43228
ATTN: Dan Rooney

         RE: Lease Agreement by and between DUKE REALTY OHIO, an Indiana general partnership ("Landlord"), and SUPERCONDUCTIVE COMPONENTS, INC., an Ohio corporation ("Tenant"), dated September 29, 2003 (the "Lease"), for certain premises located at Westbelt West #2(184), 2839 Charter Street, Columbus, Ohio 43228.

Dear Dan:

It is my understanding that Tenant has received the tax incentives required to satisfy the contingency set forth in Section 16.17 of the Lease. Your execution below will confirm my understanding and acknowledge that Tenant is waiving all said contingencies. Please return an executed copy of this letter to me along with your security deposit check in the amount of $7,863.52 as required under the Lease.

Sincerely,

/s/ Jeffrey D. Palmquist
------------------------
Jeffrey D. Palmquist
Vice President, Leasing

Acknowledged and agreed to this 30 day of September, 2003.

SUPERCONDUCTIVE COMPONENTS, INC., an Ohio corporation

By: /s/ Daniel Rooney
    -----------------

Printed: Daniel Rooney
         -------------

Title: President and CEO
       -----------------

cc:   Donald W. Jordan
      Porter Wright Morris and Arthur, LLP
      41 S. High Street
      Columbus, OH 43215

                               MEMORANDUM OF LEASE

         THIS MEMORANDUM OF LEASE is made this 29th day of September, 2003, by and between DUKE REALTY OHIO, an Indiana general partnership ("Landlord") and SUPERCONDUCTIVE COMPONENTS, INC., an Ohio corporation ("Tenant").

         1. LEASE. In consideration of the covenants, agreements, conditions and understandings to be performed and observed by Tenant, all as more fully set forth in a Lease Agreement of even date (the "Lease"), executed by Landlord and. Tenant, Landlord has leased and demised to Tenant 32,096 square feet of space in Building No. 2(184), Westbelt West Commerce Center, legally described in EXHIBIT "A" attached hereto and made a part hereof and known as 2839 Charter Street, Columbus, Ohio (the "Demised Promises").

         2. TERM. The Initial term of the Lease (the "Initial Term") shall commence oil November 1, 2003 and shall continue, unless sooner terminated as provided in the Lease, to and including April 30, 2014. Tenant shall have the right to extend the term of the Lease for one additional term of 5 years on all of the terms and conditions contained in the Lease, including adjustment of Minimum Annual Rent.

         3. ADDRESSES. Addresses for notices are as follows:

                  If to Landlord:  Duke Realty Ohio
                                   5600 Blazer Parkway, Suite 100
                                   Dublin, Ohio 43017
                                   Attention: Property Manager

                  If to Tenant:    Superconductive Components, Inc.
                                   2839 Charter Street
                                   Columbus, Ohio 43228
                                   Attention: Dan Rooney

         4. INCORPORATION. This Memorandum of Lease is subject to all of the terms, conditions and understandings set forth in the Lease, which are made a part hereof by reference as though copied verbatim herein, In the event of a conflict between the terms and conditions of this Memorandum of Lease and the terms and conditions of the Lease, the terms and conditions of the Lease shall prevail.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Memorandum of Lease as of the day and year first above written.

                                     LANDLORD.

                                     DUKE REALTY OHIO

                                     By  Duke Realty Limited Partnership,
                                           a General Partner

                                     By  Duke Realty Corporation,
                                           Its General Partner

                                     By: /s/ Donald J. Hunter
                                         ---------------------------------------
                                     Name:  Donald J Hunter
                                     Title: Senior Vice President
                                            Columbus

STATE OF OHIO,
COUNTY OF FRANKLIN, SS:

         The foregoing instrument was acknowledged before me this 29th day of September , 2003, by Donald J. Hunter, Senior Vice President, Columbus of Duke Realty Corporation, general partner of Duke Realty Limited Partnership, general partner of Duke Realty Ohio, an Indiana general partnership, on behalf of the general partnership.

                                                   Lauren H. McElhaney
                                         --------------------------------------
                                                     Notary Public

                                     TENANT:

                                     SUPERCONDUCTIVE COMPONENTS, INC.

                                     By:      /s/ Dan Rooney
                                        ----------------------------------------
                                     Name: Dan Rooney
                                     Title: President and CEO

STATE OF OHIO,
COUNTY OF FRANKLIN, SS:

         The foregoing instrument was acknowledged before me this 24th day of September, 2003, by Dan Rooney, the President and CEO of Superconductive Components, Inc., an Ohio corporation, on behalf of the corporation.

                                                   Donald W. Jordan
                                         ---------------------------------------
                                                     Notary Public

This Instrument Prepared By:

Donald W. Jordan, Esq.
Porter Wright Morris & Arthur LLP
41 South High Street
Columbus, Ohio 43215

                                    EXHIBIT C
                                    ---------

                             LETTER OF UNDERSTANDING

Tenant:           SUPERCONDUCTIVE COMPONENTS, INC. ("Tenant")

Landlord:         DUKE REALTY OHIO ("Landlord")

Regarding:        Lease by and between Tenant and Landlord dated September 29,
                  2003, (the "Lease")

Leased Premises:  2839 Charter Street
                  Columbus, Ohio 43228
                  (the "Leased Premises")

The undersigned, on behalf of the Tenant certifies to the Landlord as follows:

         1. The "Commencement Date" under the Lease is February 17, 2004.

         2. The Rent Commencement Date is February 17, 2004, provided, however, Landlord and Tenant agree that the Monthly Rental Installment for the first six
(6) months of the Lease Term is zero.

         3. The "Expiration Date" of the Lease is August 16, 2014.

         4. The Lease (including amendments or guaranty, if any) is the entire agreement between Landlord and Tenant as to the leasing of the Leased Premises and is in full force and effect.

         5. The Landlord has completed the improvements designated as Landlord's obligation under the Lease (excluding punch list items as agreed upon by the Landlord and Tenant), if any, and Tenant has accepted the Leased Premises as of the Commencement Date.

         6. To the best of the undersigned's knowledge, there are no uncured events of default by either Tenant or Landlord under the Lease.

         IN WITNESS WHEREOF the undersigned has caused this Letter of Understanding to be executed this 27 day of February, 2004.

                                      TENANT:

                                      SUPERCONDUCTIVE COMPONENTS, INC.,
                                      an Ohio corporation

                                      By:      /s/ Daniel Rooney
                                         ---------------------------------------

                                      Printed:  Daniel Rooney
                                               ---------------------------------

                                      Title:  President and CEO
                                             -----------------------------------

                                 LEASE AGREEMENT
                                 ---------------

         THIS LEASE is executed this 29th day of September, 2003, by and between DUKE REALTY OHIO, an Indiana general partnership ("Landlord"), and SUPERCONDUCTIVE COMPONENTS, INC., an Ohio corporation ("Tenant"),

                                   WITNESSETH:

                          ARTICLE I - LEASE OF PREMISES
                          -----------------------------

         Section 1.01.  Basic Lease Provisions and Definitions.
         ------------   --------------------------------------

A.       Leased Premises (shown cross-hatched on Exhibit A attached hereto):
         2839 Charter Street, Columbus, Ohio 43228, Building No. 2(184) (the "Building"); located in Westbelt West Commerce Center (the "Park");

B.       Rentable Area: approximately 32,096 rentable square feet;

         Landlord shall use commercially reasonable standards, consistently applied, in determining the Rentable Area and the rentable area of the Building. Landlord's determination of Rentable Area, as certified by Landlord's architect to Tenant, shall conclusively be deemed correct for all purposes hereunder.

C.       Tenant's Proportionate Share: 17.43%;

D.       Minimum Annual Rent:

         Months 1 - 6                                $      0.00 (6 months)
         Year 1, Months 7 - 12                       $ 47,181.12 (6 months)
         Years 2 - 5                                 $ 94,362.24 per year
         Years 6 - 10                                $108,484.44 per year
         Year 11, Months 121 - 126                   $ 54,242.22 (6 months);

E.       Monthly Rental Installments:

         Months 1 - 6                                $      0.00 per month
         Months 7 - 12                               $  7,863.52 per month
         Months 13 - 60                              $  7,863.52 per month
         Months 61 - 120                             $  9,040.37 per month
         Months 121 - 126                            $  9,040.37 per month;

F.       Lease Term:  Ten (10) years and six (6) months;

G.       Target Commencement Date: January. 1, 2004;

H.       Security Deposit: $7,863.52;

I.       Guarantor(s): None;

J. Broker(s): Duke Realty Services Limited Partnership representing Landlord and Ohio Industrial Realty Company representing Tenant;

K. Permitted Use: Light manufacturing, light assembly, general office and related purposes;

L.       Address for notices:

         Landlord:           Duke Realty Ohio
                             5600 Blazer Parkway, Suite 100
                             Dublin, OH 43017
                             Attn: Property Manager

        Tenant:              Superconductive Components, Inc.
                             Attn: Dan Rooney
                             2839 Charter Street
                             Columbus, OH 43228

With a copy to:              Donald W. Jordan
                             Porter Wright Morris and Arthur, LLP
                             41 S. High Street
                             Columbus, OH 43215

Address for rental and other payments:

                             Duke Realty Ohio
                             75 Remittance Drive, Suite 3205
                             Chicago, IL 60675-3205

         Section 1.02. Leased Premises. Landlord hereby leases to Tenant and Tenant leases from Landlord, under the terms and conditions herein, the Leased Premises.

                         ARTICLE 2 - TERM AND POSSESSION
                         -------------------------------

         Section 2.01. Term. The term of this Lease ("Lease Term") shall be for the period of time as set forth in Section 1.01F hereof, and shall commence on the date the Leased Premises are Substantially Complete (as hereinafter defined) ("Commencement Date") provided, however the Commencement Date for purposes of the payment of rent hereunder shall not be extended as a result of any delays in Substantial Completion caused by Tenant. "Substantially Complete" or "Substantial Completion" shall mean the date on which Landlord has completed the Tenant Improvements in accordance with the terms of Exhibit B attached hereto subject only to minor punch list items of work which do not substantially interfere with Tenant's use of the Leased Premises in accordance with the terms of the Lease.

         Section 2.02.  Construction of Tenant Improvements.
         ------------   -----------------------------------

         I. Landlord's Work.
            ----------------

         Tenant has personally inspected the Leased Premises and accepts the same "AS IS" without representation or warranty by Landlord of any kind and with the understanding that Landlord shall have no responsibility with respect thereto except to construct in a good and workmanlike manner the improvements described on EXHIBIT B attached hereto and made a part hereof (the "Tenant Improvements"). Notwithstanding the foregoing to the contrary, based upon Landlord's inspection of the Building systems servicing the Leased Premises prior to the Commencement Date, Landlord represents that as of the Commencement Date the building systems servicing the Leased Premises are in good working order and repair. Within five (5) days of Landlord's Substantial Completion of the Tenant Improvements, Landlord and Tenant shall complete a walk-through of the Leased Premises at which time Tenant shall notify Landlord in writing of any deficiencies in the Tenant Improvements ("Punch List Items"). Landlord shall promptly commence and diligently proceed until the Punch List Items are completed or remedied.

         Promptly following the Commencement Date, Tenant shall execute Landlord's Letter of Understanding in substantially the form attached hereto as EXHIBIT C and made a part hereof, acknowledging, among other things, that Tenant has accepted the Leased Premises. If Tenant takes possession of and occupies the Leased Premises, then, subject to the foregoing paragraph, Tenant shall be deemed to have accepted the Leased Premises and that the condition of the Leased Premises and the Building was at the time satisfactory and in conformity with the provisions of this Lease in all respects.

         II. Tenant's Work
             -------------

         In addition to the foregoing, Tenant shall be responsible for the installation of Tenant's fixtures and equipment (the "Tenant's Work") within the Leased Premises. Tenant's proposed architect/engineer, construction contractor, and mechanical, electric and plumbing subcontractors are subject to Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed. Promptly following the selection and approval of the contractor, Tenant shall forward to said contractor (and copy Landlord on the transmittal) Landlord's mechanical and plumbing specifications, all of which have been delivered to Tenant prior to the date of this Lease. Tenant shall cause said contractor. to comply with said specifications. At Landlord's request, Tenant shall coordinate a meeting among Landlord, Tenant and Tenant's contractor to discuss the Building systems and other matters related to the construction of the Tenant's Work. Tenant's Work shall be completed in accordance with plans and specifications which shall be approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, such plans and specifications shall not materially alter the exterior appearance or basic nature of the Building, or any Building systems.

         Tenant, its contractors, and subcontractors, shall maintain in full force and effect during the construction of the Tenant's Work: (i) worker's compensation insurance in an amount no less than the minimum statutory amount;
(ii) commercial general liability insurance (which shall not exclude blanket, contractual liability, broad form property damage, personal injury, completed operations, products liability, and fire damage) with a combined single limit of not less than $3,000,000 (which may be satisfied by any combination of primary or excess/umbrella coverage) for both bodily injury and property damage; and
(iii) all risk coverage for the full cost of replacement of Tenant's business personal property, including Tenant's Work and betterments. Notwithstanding anything contained in this Lease to the contrary, Tenant and its contractor's and subcontractors' insurance required hereunder shall be the primary policy with respect to any liability, claims, demands or expenses (including reasonable attorneys' fees) for injury (including death) or damages to person or property arising from or in connection with the construction of the Tenant's Work. Tenant shall indemnify and hold harmless Landlord from and against any and all such claims, except for such liability, claim, or demand arising directly out of the sole negligence of Landlord. Tenant further agrees to indemnify, defend and hold harmless Landlord and its agents, directors and employees from all claims and suits of whatever type, including court costs, attorneys' fees, and other expenses, caused by any act or omission of its contractors and subcontractors. Tenant's obligations to indemnify and hold harmless Landlord hereunder shall survive the termination of this Lease.

         Prior to commencing the construction of the Tenant's Work, Tenant shall deliver to Landlord (i) evidence of insurance (carried by Tenant, its contractors, and any subcontractors) reasonably satisfactory to Landlord, which insurance shall name Landlord as an additional insured and shall be maintained throughout the construction of the Tenant's Work, and (ii) a project schedule in detail reasonably satisfactory to Landlord. Throughout the construction of the Tenant's Work, Tenant shall notify Landlord promptly of any material deviations from such project schedule. Tenant or its contractor shall construct the Tenant's Work in a good, first-class and workmanlike manner and in accordance with the approved plans and specifications and all applicable governmental regulations. If Tenant shall fail to .complete the Tenant's Work by the Commencement Date, Tenant's obligation to pay Minimum Annual Rent in the amount set forth in Sections 1.01(D) and (E) and Additional Rent hereunder shall nevertheless begin on the Commencement Date. Landlord shall have the right, from time to time throughout the construction process, to enter upon the Leased Premises to perform periodic inspections of the Tenant's Work. Tenant agrees to respond to and address promptly any reasonable concerns raised by Landlord during or as a result of such inspections.

         Upon substantial completion of the Tenant's Work, a representative of Landlord and a representative of Tenant together shall inspect the Leased Premises and generate a punchlist of defective or uncompleted items relating to the completion of construction of the Tenant's Work. Tenant shall, within a reasonable time after such punchlist is prepared and agreed upon by Landlord and Tenant, complete such incomplete work and remedy such defective work as are set forth on the punchlist.

         Tenant acknowledges and agrees that Tenant shall have no right to conduct its business at the Leased Premises unless and until Tenant delivers to Landlord an original certificate of occupancy for the Leased Premises.

         No person shall be entitled to any lien derived through or under Tenant for any labor or material furnished to the Leased Premises, and nothing in this Lease shall be construed to constitute a consent by Landlord to the creation of any lien. If any lien is filed against the Leased

Premises for work claimed to have been done for or material claimed to have been furnished to Tenant, Tenant shall cause such lien to be discharged of record within thirty (30) days after filing. Tenant shall indemnify Landlord from all costs, losses, expenses and attorneys' fees in connection with any construction or alteration and any related lien.

         Section 2.03. Surrender of the Premises. Upon the expiration or earlier termination of this Lease, Tenant shall immediately surrender the Leased Premises to Landlord in broom-clean condition and in good condition and repair, reasonable wear and tear and loss by fire or other insured casualty excepted. Tenant shall also remove its personal property, trade fixtures and any of Tenant's alterations designated by Landlord, promptly repair any damage caused by such removal, and restore the Leased Premises to the condition existing upon the Commencement Date, reasonable wear and tear and loss by fire or other insured casualty excepted. If Tenant fails to do so, Landlord may restore the Leased Premises to such condition at Tenant's expense, Landlord may cause all of said property to be removed at Tenant's expense, and Tenant hereby agrees to pay all the costs and expenses thereby reasonably incurred. All Tenant property which is not removed within ten (10) days following Landlord's written demand therefor shall be conclusively deemed to have been abandoned by Tenant, and Landlord shall be entitled to dispose of such property at Tenant's cost without thereby incurring any liability to Tenant. The provisions of this section shall survive the expiration or other termination of this Lease.

         Section 2.04. Holding Over. If Tenant retains possession of the Leased Premises after the expiration or earlier termination of this Lease, Tenant shall become a tenant from month to month at 150% of the Monthly Rental Installment in effect at the end of the Lease Term, and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent in such event shall not result in a renewal of this Lease, and Tenant shall vacate and surrender the Leased Premises to Landlord upon Tenant being given thirty (30) days' prior written notice from Landlord to vacate whether or not said notice is given on the rent paying date. This Section 2.04 shall in no way constitute a consent by Landlord to any holding over by Tenant upon the expiration or earlier termination of this Lease, nor limit Landlord's remedies in such event.

                                ARTICLE 3 - RENT
                                ----------------

         Section 3.01. Base Rent. Tenant shall pay to Landlord the Minimum Annual Rent in the Monthly Rental Installments, in advance, without deduction or offset except as expressly permitted herein, beginning on the Commencement Date in the amounts set forth in Section 1.01 (D) and (E) and on or before the first day of each and every calendar month thereafter during the Lease Term. The Monthly Rental Installment for partial calendar months shall be prorated.

         Section 3.02. Additional Rent. In addition to the Minimum Annual Rent, commencing on the Commencement Date, Tenant shall pay to Landlord for each calendar year during the Lease Term, as "Additional Rent", Tenant's Proportionate Share of all costs and expenses incurred by Landlord during the Lease Term for Real Estate Taxes and Operating Expenses for the Building and Common Areas (collectively, "Common Area Charges").

         "Operating Expenses" shall mean all of Landlord's reasonable expenses for operation, repair, replacement and maintenance to keep the Building and Common Areas in good order, condition and repair (including all additional and actual direct costs and expenses of operation and maintenance of the Building which actual and direct costs and expenses Landlord reasonably determines it would have paid or incurred for the Building during such year if the Building had been fully occupied), including, but not limited to, management/administrative fee; utilities not separately metered and paid by Tenant, stormwater discharge fees; license, permit, inspection and other fees; fees and assessments imposed by any covenants or owners' association; security services; insurance premiums and deductibles and maintenance, repair and replacement of the driveways, parking areas (including snow removal), exterior lighting, landscaped areas, walkways, curbs, drainage strips, sewer lines, exterior walls, foundation, structural frame, roof and gutters. Operating Expenses shall include the cost of capital improvements to the extent such capital improvements are made for the purpose of reducing Operating Expenses, of complying with any law, code, ordinance, rule, regulation or order applicable to the Building or Common Areas; or of enhancing or protecting the health and safety of the tenants, occupants, licensees and invitees of the Building and Common Areas. The cost of any capital improvement shall be amortized over the useful life of such improvement (as reasonably determined by Landlord), and only the amortized portion shall be included in Operating Expenses.

         "Operating Expenses" shall not include advertising; leasing or marketing expenses; costs to enforce leases against other tenants in the Building; environmental remediation expenses caused 4" Landlord or other tenants of the Building; expenses properly chargeable only to certain tenants as a result of their negligence or noncompliance; expenses reimbursed from insurance proceeds, condemnation awards, or warranties; interest and penalties incurred as a result of Landlord's late payment of expenses; debt service payments; expenses incurred because of Landlord's gross negligence or expenses incurred because of Landlord's default under other leases; fines and penalties incurred as a result of Landlord's failure to comply with applicable laws, rules, and regulations (other than the Americans with Disabilities Act); any damage to the Common Areas caused by Landlord or its agents resulting from the construction by Landlord of buildings on adjacent property owned by Landlord; and expenses in connection with services or other benefits which are provided to another tenant of the Building and are not available to Tenant.

         For purposes of this Lease, "Common Areas" shall mean the areas of the Building, the Park and the land which are designed for use in common by all tenants of the Building and their respective employees, agents, customers, invitees and others, and includes, by way of illustration and not limitation, entrances and exits, sidewalks, driveways, parking areas, landscaped areas and other areas as may be designated by Landlord as part of the Common Areas of the Building and the Park. Tenant shall have the non-exclusive right, in common with others, to the use of the Common Areas.

         "Real Estate Taxes" shall include any form of real estate tax or assessment or service payments in lieu thereof, and any license fee, commercial rental tax, improvement bond or other similar charge or tax (other than inheritance, personal income or estate taxes) imposed upon the Building or Common Areas (or against Landlord's business of leasing the Building) by any authority having the power to so charge or tax, together with costs and expenses of contesting the validity or amount of Real Estate Taxes, which at Landlord's option may be calculated as if such contesting work had been performed on a contingent fee basis (whether charged by Landlord's counsel or representative; provided, however, that said fees are reasonably comparable to the fees charged for similar services by others not affiliated with Landlord, but in no event shall said fees exceed thirty-three percent (33%) of the good faith estimated tax savings). Additionally, Tenant shall pay, prior to delinquency, all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all personal property of Tenant contained in the Leased Premises.

         Notwithstanding anything in this Lease to the contrary:

                  (a) Uncontrollable Expenses. Tenant will be responsible for Tenant's Proportionate Share of Real Estate Taxes, including the reasonable costs and expenses of contesting the validity or amount of Real Estate Taxes; service payments in lieu of real estate taxes; fees or charges imposed by any governmental entity; insurance premiums; association dues; utilities; costs imposed by covenants or easements and snow removal costs ("Uncontrollable Expenses"), without regard to the level of increase in any or all of the above in any year or other period of time.

                  (b) Controllable Expenses. Tenant's obligation to pay all other Building Operating Expenses which are not Uncontrollable Expenses (herein "Controllable Expenses"), including management and administrative fees, shall be limited to a four percent (4%) per annum increase over the amount the Controllable Expenses for the immediately preceding calendar year would have been had the Controllable Expenses increased at the rate of one hundred four percent (104%) in all previous calendar years beginning with the actual Controllable Expenses for the year ending December 31 of the second full calendar year of the Lease Term.

         Section 3.03. Payment of Additional Rent. Landlord shall estimate the total amount of' Additional Rent to be paid by Tenant during each calendar year of the Lease Term, pro-rated for any partial years. Commencing on the Commencement Date, Tenant shall pay to Landlord each month, at the same time the Monthly Rental Installment is due, an amount equal to one-twelfth (1/12) of the estimated Additional Rent for such year. Within a reasonable time after the end of each calendar year, Landlord shall submit to Tenant a statement of the actual amount of such Additional Rent and within thirty (30) days after receipt of such statement, Tenant shall pay any deficiency between the actual amount owed and the estimates paid during such calendar year. In the event of overpayment, Landlord shall credit the amount of such overpayment toward the next installments of Minimum Annual Rent,

         Section 3.04. Late Charges. Tenant acknowledges that Landlord shall incur certain additional unanticipated administrative and legal costs and expenses if Tenant fails to timely pay any payment required hereunder. Therefore, in addition to the other remedies available to Landlord hereunder, if any payment required to be paid by Tenant to Landlord hereunder shall become overdue by more than three (3) business days, such unpaid amount shall bear interest from the due date thereof to the date of payment at the prime rate (as reported in the Wall Street Journal of interest ("Prime Rate") plus four percent (4%) per annum.

         Section 3.05. Tenant Verification. If Tenant does not agree with Landlord's determination of Operating Expenses, Tenant shall have the right to inspect such of Landlord's books and records as pertain to the Operating Expenses. Such books and records shall be available to Tenant for inspection, upon prior reasonable written notice to Landlord, during the ninety (90) day period following the delivery of Landlord's statement to Tenant. Such inspection sh~ll take place at Landlord's office located at 5600 Blazer Parkway, Suite 100, Dublin, Ohio. Such inspection of Landlord's books and records shall be conducted only by Tenant or a qualified independent certified public accountant that is not being compensated for its services on a contingency fee basis. If as a result of any audit conducted by Tenant, Landlord and Tenant mutually agree in writing (or Tenant obtains a final unappealable judgment to the effect) that any Landlord's statement of actual Operating Expenses was five percent (5%) or more higher than the actual Operating Expenses as determined by such audit, then Landlord agrees (in addition to refunding any overpayment by Tenant) to reimburse Tenant for the reasonable documented out-of-pocket costs paid by Tenant in connection with such audit. Tenant's failure to exercise its rights hereunder within said ninety (90) day period shall be a waiver of its rights to inspect or contest the method, accuracy or amount of the Annual Rental Adjustment and such Annual Rental Adjustment shall be conclusively deemed to be approved and accepted by Tenant. Pending resolution of any dispute with respect to statements of Tenant's Annual Rental Adjustment, Tenant shall pay its Annual Rental Adjustment as shown on such statement, and upon final determination of the amount of Tenant's Annual Rental Adjustment, Landlord shall promptly refund any overpayment to Tenant or Tenant shall promptly pay any amount due to Landlord, as applicable.

                          ARTICLE 4 - SECURITY DEPOSIT
                          ----------------------------

         Tenant, upon execution of this Lease, shall deposit with Landlord the Security Deposit as security for the performance by Tenant of all of Tenant's obligations contained in this Lease. In the event of a default by Tenant, Landlord may apply all or any part of the Security Deposit to cure all or any part of such default; and Tenant agrees to promptly, upon demand, deposit such additional sum with Landlord as may be required to maintain the full amount of the Security Deposit. All sums held by Landlord pursuant to this section shall be without interest. At the end of the Lease Term, provided that there is then no uncured default, Landlord shall promptly return the Security Deposit to Tenant.

                                 ARTICLE 5 - USE
                                 ---------------

         Section 5.01. Use of Leased Premises. The Leased Premises are to be used by Tenant solely for the Permitted Use and for no other purposes without the prior written consent of Landlord. Landlord represents that the Building is zoned M.

         Section 5.02. Covenants of Tenant Regarding Use. Tenant shall (i) use and maintain the Leased Premises and conduct its business thereon in a safe, careful, reputable and lawful manner, (ii) comply with all laws, rules, regulations, orders, ordinances, directions and requirements of any governmental authority or agency, now in force or which may hereafter be in force, including without [imitation those which shall impose upon Landlord or Tenant any duty with respect to or triggered by a change in the use or occupation of, or any improvement or alteration to, the Leased Premises, and (iii) comply with and obey all reasonable directions of the Landlord, including any rules and regulations that may be adopted by Landlord from time to time and provided to Tenant in writing. Tenant shall not do or permit anything to be done in or about the Leased Premises or Common Areas which constitutes a nuisance or which interferes with the rights of other tenants or injures them. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of its lease or of any rules and regulations but shall use commercially reasonable efforts to enforce such performance by other tenants. Tenant shall not overload the floors of the Leased Premises. All damage to the floor structure or foundation of the Building due to improper positioning or storage of items or materials shall be repaired by Landlord at the sole expense of Tenant, who shall reimburse Landlord immediately therefor upon demand. Tenant shall not use the Leased Premises, or allow the Leased Premises to be used, for any purpose or in any manner which would invalidate any policy of insurance now or hereafter carried on the Building or increase the rate of premiums payable on any such insurance policy unless Tenant reimburses Landlord as Additional Rent for any increase in premiums charged.

         Section 5.03. Landlord's Rights Regarding Use. In addition to the rights specified elsewhere in this Lease, Landlord shall have the following rights regarding the use of the Leased Premises or the Common Areas, each of which may be exercised without notice or liability to Tenant, (a) Landlord may install such signs, advertisements, notices or tenant identification information as it shall deem necessary or proper; (b) Landlord shall have the right at any time to control, change or otherwise after the Common Areas as it shall deem necessary or proper provided that Tenant's parking and access to the Leased Premises shall not be materially altered or reduced; and (c) Landlord or Landlord's agent shall be permitted to inspect or examine the Leased Premises at any reasonable time upon reasonable notice (except in an emergency when no notice shall be required), and Landlord shall have the right to make any repairs to the Leased Premises which are necessary for its preservation if Tenant fails to make such repairs within thirty (30) days after written notice from Landlord; provided, however, that any repairs made by Landlord shall be at Tenant's expense, except as provided in Sectio!] 7.02 hereof. Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of r6nt therefor.

                       ARTICLE 6 - UTILITIES AND SERVICES
                       ----------------------------------

         Tenant shall obtain in its own name and pay directly to the appropriate supplier the cost of all utilities and services serving the Leased Premises. Landlord and Tenant acknowledge that Tenant's water will be submetered. However, if any services or utilities are jointly metered with other property, Landlord shall make a reasonable determination of Tenant's proportionate share of the cost of such utilities and services and Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility or other Building service and no such failure or interruption shall entitle Tenant to terminate this Lease or withhold sums due hereunder. In the event of utility "deregulation", Landlord shall choose the service provider.

         Notwithstanding the foregoing, in the event that (i) such interruption is due to Landlord's negligence or intentional wrongful acts, or (ii) the restoration of service is entirely within Landlord's control, and (iii) Landlord negligently fails to restore such service within a reasonable time, and (iv) the Leased Premises are untenantable (meaning that Tenant is unable to use such space in the normal course of its business for the Permitted Use) for more than five (5) consecutive days, then Tenant shall notify Landlord (and Landlord's tender, if any) in writing that Tenant intends to abate rent. If service has not been restored within five (5) days of Landlord's receipt of Tenant's notice, then Minimum Annual Rent and Additional Rent shall abate on a per them basis for each day commencing on the day which the Leased Premises became untenantable and continuing until the Leased Premises becomes tenantable, Such abatement shall be Tenant's sole remedy for Landlord's failure to restore service as set forth above, and Tenant shall not be entitled to damages (consequential or otherwise) as a result thereof.

                       ARTICLE 7 - MAINTENANCE AND REPAIRS
                       -----------------------------------

         Section 7.01. Tenant's Responsibility. During the Lease Term, Tenant shall, at its own cost and expense, maintain the Leased Premises in good condition. regularly servicing and promptly making all repairs and replacements thereto, including but not limited to the electrical systems, heating and air conditioning systems, plate glass, floors, windows and doors, sprinkler and plumbing systems, and shall obtain a preventive maintenance contract on the heating, ventilating and air-conditioning systems, and provide Landlord with a copy thereof, The preventive maintenance contract shall meet or exceed Landlord's standard maintenance criteria, and shall provide for the inspection and maintenance of the heating, ventilating and air conditioning system on not less than a semi-annual basis.

         Section 7.02. Landlord's Responsibility. During the term of this Lease, Landlord shall maintain in good condition and repair, and replace as necessary, the roof, exterior walls, foundation and structural frame of the Building, access drives, lighting, utility lines, and the parking and landscaped areas, the costs of which shall be included in Operating Expenses; provided, however, that to the extent any of the foregoing items require repair solely because of the negligence, misuse, or default of Tenant, its employees, agents, customers or invitees, Landlord shall make such repairs solely at Tenant's expense.

         Section 7.03. Alterations. Tenant shall not permit alterations in or to the Leased Premises unless and until the plans have been approved by Landlord in writing. As a condition of such approval, Landlord may require Tenant to remove the alterations and restore the Leased Premises upon termination of this Lease; otherwise, all such alterations shall at Landlord's option become a part of the realty and the property of Landlord, and shall not be removed by Tenant except Tenant may remove all trade fixtures, machinery, equipment, tanks, special electrical equipment and other personal property installed by Tenant. Tenant shall ensure that all alterations shall be made in accordance with all applicable laws, regulations and building codes, in a good and workmanlike manner and of quality equal to or better than the original construction of the Building. No person shall be entitled to any lien derived through or under Tenant for any labor or material furnished to the Leased Premises, and nothing in this Lease shall be construed to constitute a consent by Landlord to the creation of any lien. If any lien is filed against the Leased Premises for work claimed to have been done for or material claimed to have been furnished to Tenant, Tenant shall cause such lien to be discharged of record within thirty
(30) days after filing. Tenant shall indemnify Landlord from all costs, losses, expenses and attorneys' fees in connection with any construction or alteration and any related lien. Landlord agrees that work on any subsequent tenant finish improvements and/or alterations may be performed by Tenant's own contractors provided Landlord approves such contractors and Tenant and Tenant's approved contractors complete such work in accordance with Section 2.02(11).

                              ARTICLE.8 - CASUALTY
                              --------------------

         Section 8.01. Casualty. In the event of total or partial destruction of the Building or the Leased Premises by fire, or other casualty, Landlord agrees to promptly restore and repair the Leased Premises; provided, however, Landlord's obligation hereunder shall be limited to the reconstruction of such of the tenant finish improvements as were originally required to be made by Landlord, if any, as more particularly described on Exhibit B. Rent shall proportionately abate during the time that the Leased Premises or part thereof are unusable because of any such damage. Notwithstanding. the foregoing, if the Leased Premises are (i) so destroyed that they cannot be repaired or rebuilt within one hundred eighty (180) days from the casualty date; or (ii) destroyed by a casualty which is not covered by the insurance required hereunder or, if covered, such insurance proceeds are not released by any mortgagee entitled thereto or are insufficient to rebuild the Building and the Leased Premises; then, in case of a clause (i) casualty, either Landlord or Tenant may, or, in the case of a clause (ii) casualty, then Landlord may, upon thirty (30) days' written notice to the other party, terminate this Lease with respect to matters thereafter accruing. In the event of a casualty rendering the Leased Premises untenantable and neither Landlord or Tenant terminate the Lease as provided hereunder, upon receipt of a written request from Tenant, Landlord will use commercially reasonable efforts to find Tenant temporary space owned or controlled by Landlord at the time of Landlord's receipt of such request, which space shall be leased by Landlord to Tenant at the same rental rate and upon the terms contained in this Lease, Provided the casualty rendering the Leased Premises unteriantable is not caused by the negligence of Tenant, its contractors, agents, employees, invitees, or customers, Landlord shall relocate Tenant to such temporary space at Landlord's expense, provided, however, Landlord shall only be required to pay such expenses that are not covered by Tenant's insurance.

         Section 8.02. All Risk Coverage Insurance. During the Lease Term, Landlord shall maintain all risk coverage insurance on the Building in an amount equal to its full replacement cost, but shall not protect Tenant's property on the Leased Premises; and, notwithstanding the provisions of Section 9.01, Landlord shall not be liable for any damage to Tenant's property, regardless of cause, including the negligence of Landlord and its employees, agents and invitees. Tenant hereby expressly waives any right of recovery against Landlord for damage to any property of Tenant located in or about the Leased Premises, however caused, including the negligence of Landlord and its employees, agents and invitees. Notwithstanding the provisions of
Section 9.01 below, Landlord hereby expressly waives any rights of recovery against Tenant for damage to the Leased Premises or the Building which is insured against under Landlord's all risk coverage insurance required to be insured by the terms of the Lease, Within thirty (30) days of Landlord's receipt of a written request from Tenant, Landlord will provide Tenant with a certificate of insurance. All insurance policies maintained by Landlord or Tenant as provided in this Lease shall contain an agreement by the insurer waiving the insurer's right of subrogation against the other party to this Lease, if available.

                         ARTICLE 9 - LIABILITY INSURANCE
                         -------------------------------

         Section 9.01. Tenant's Responsibility. Landlord shall not be liable to Tenant or to any other person for (i) damage to property or injury or death to persons due to the condition of the Leased Premises, the Building or the Common Areas, or (ii) the occurrence of any accident in or about the Leased Premises or the Common Areas, or (iii) any act or neglect of Tenant or any other tenant or occupant of the Building or of any other person, unless such damage, injury or death is directly the result of Landlord's negligence or willful misconduct; and Tenant hereby releases Landlord from any and all liability for the same. Tenant shall be liable for, and shall indemnify and defend Landlord from, any and .all liability for (i) any act or neglect of Tenant and any person coming on the Leased Premises or Common Areas by the license of Tenant, express or implied,
(ii) any damage to the Leased Premises, and (iii) any loss of or damage or injury to any person (including death resulting therefrom) or property occurring in, on or about tile Leased Premises, regardless of cause, except for any loss or damage from fire or casualty insured as provided in Section 8.02 and except for that caused directly by Landlord's negligence or willful misconduct. This provision shall survive the expiration or earlier termination of this Lease.

         Section 9.02. Tenant's Insurance. Tenant shall carry the following insurance, issued by one or more insurance companies acceptable to Landlord, which insurance companies shall be admitted in the state in which the Leased Premises is located, with the following minimum coverages:

A.       Worker's Compensation: minimum statutory amount.

B. Commercial General Liability Insurance (which shall not exclude blanket, contractual liability, broad form property damage, personal injury, completed operations, products liability, and fire damage) with a combined single limit of not less than $3,000,000.00 (which may be satisfied by any combination of primary or excess/umbrella coverage) for both bodily injury and property damage,

C. All Risk Coverage for the full cost of replacement of Tenant's business personal property, including Tenant's improvements and betterments.

D.       Business interruption insurance.

Tenant's commercial liability insurance shall protect Tenant and Landlord as their interests may appear, naming Landlord and Landlord's managing agent and mortgagee as additional insureds, and shall provide that they may not be canceled on less than thirty (30) days' prior written notice to Landlord. Tenant shall furnish Landlord with Certificates of Insurance evidencing all required coverages on or before the Commencement Date. If Tenant fails to carry such insurance, or fails to furnish Landlord with such Certificates of Insurance within thirty (30) days after a request to do so, Landlord may obtain such insurance and collect the cost thereof from Tenant.

                           ARTICLE 10 - EMINENT DOMAIN
                           ---------------------------

         If all or any substantial part of the Building or Common Areas shall be acquired by the exercise of eminent domain or by voluntary conveyance in lieu thereof, Landlord may terminate this Lease by giving written notice to Tenant on or before the date that actual possession thereof is so taken. If all or any part of the Leased Premises shall be acquired by the exercise of eminent domain or by voluntary conveyance in lieu thereof so that the Leased Premises shall become unusable by Tenant for the Permitted Use, Tenant may terminate this Lease as of the date that actual possession thereof is taken or transferred by giving written notice to Landlord. All damages awarded shall belong to Landlord; provided, however, that Tenant reserves the right to bring an action in its own name for its loss of business, as well as any other damages that Tenant is entitled to recover as a result of the condemnation action provided such amount is not subtracted from Landlord's award. Tenant's claim for such damages shall survive termination of this Lease.

                      ARTICLE 11 - ASSIGNMENT AND SUBLEASE
                      ------------------------------------

         Tenant shall not assign this Lease or sublet the Leased Premises in whole or in part without Landlord's prior written consent, which consent shall not be unreasonably withheld, delayed or denied (provided that it shall not be unreasonable for Landlord to withhold or deny its consent with respect to any proposed assignment or subletting to a third party that is already a tenant in the Building or the Park), In the event of any assignment or subletting, Tenant shall remain primarily liable hereunder, and any extension, expansion, rights of first offer, rights of first refusal or other options granted to Tenant tinder this Lease shall be rendered void and of no further force or effect. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or to be a consent to the assignment of this Lease or the subletting of the Leased Premises. Without in any way limiting Landlord's right to refuse to consent to any assignment or subletting of this Lease, Landlord reserves the right to refuse to give such consent if in Landlord's reasonable opinion (i) the Building or the Leased Premises are or may be in any way materially and adversely affected; (ii) the business reputation of the proposed assignee or subtenant is unacceptable, or (iii) the financial worth of the proposed assignee or subtenant is insufficient to meet the obligations hereunder. Landlord further expressly reserves the right to refuse to give its consent to any subletting if the proposed rent is publicly advertised to be less than the then current rent for similar premises in the Park. Tenant agrees to reimburse Landlord for reasonable accounting and attorneys' fees incurred in conjunction with the processing and documentation of any such requested assignment, subletting or any other hypothecation of this Lease or Tenant's interest in and to the Leased Premises. If Tenant shall make any assignment or sublease, with Landlord's consent, for a rental in excess of the rent payable under this Lease, Tenant shall pay to Landlord fifty percent (50%) of any such excess rental upon receipt.

         Notwithstanding the foregoing, Tenant may assign the Lease or sublease all or any portion of the Leased Premises without Landlord's consent to any of the following (a "Permitted Transferee"), provided that the Permitted Transferee's financial condition, creditworthiness and business reputation following the transfer are equal to or exceed those of Tenant: (i) any successor corporation or other entity resulting from a merger or consolidation of Tenant;
(ii) any purchaser of all or substantially all of Tenant's assets; or (iii) any entity (including a joint venture or limited partnership) which controls, is controlled by, or is under common control with Tenant, Tenant shall give Landlord thirty (30) days' prior written notice of such assignment or sublease. Any Permitted Transferee shall assume in writing all of Tenant's obligations under this Lease. Tenant shall nevertheless at all times remain fully responsible and liable for the payment of rent and the performance and observance of all of Tenant's other obligations under this Lease (except in the event of a merger whereby Tenant is merged out of existence). Nothing1mitis paragraph is intended to nor shall permit Tenant to transfer its interest under this Lease as part of a fraud or subterfuge to intentionally avoid its obligations under this Lease (for example, transferring its interest to a shell corporation that subsequently files bankruptcy), and any such transfer shall constitute a Default hereunder.

                       ARTICLE 12 - TRANSFERS. BY LANDLORD
                       -----------------------------------

         Section 12.01. Sale of the Building. Landlord shall have the right to sell the Building at any time during the Lease Term, subject only to the rights of Tenant hereunder; and such sale shall operate to release Landlord from liability hereunder for events occurring after the date of such conveyance. If the Building is sold or transferred, the Security Deposit shall be conclusively deemed to have been transferred to the new owner,

         Section 12.02. Subordination and Estoppel Certificate. Tenant agrees to subordinate its rights under this Lease to the lien of any mortgage granted by Landlord, subject to execution of a subordination, non-disturbance and attornment agreement in form and content reasonably satisfactory to Tenant, Landlord and Landlord's lender. Within ten (10) business days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, without cost, an estoppel certificate in such form as Landlord may reasonably request certifying (i) that this Lease is in fall force and effect and unmodified or stating the nature of any modification, (ii) the date to which rent has' been paid, (iii) that there are not, to Tenant's knowledge, any uncured defaults or specifying such defaults if any are claimed, and (iv) any other matters or state of facts reasonably required respecting the Lease. Such estoppel may be relied upon by Landlord and by any purchaser or mortgagee of the Building,

                         ARTICLE 13 - DEFAULT AND REMEDY
                         -------------------------------

         Section 13.01. Default. The occurrence of any of the following shall be a "Default":


         (a) Tenant fails to pay any Monthly Rental Installment or Additional Rent within five (5) business days after the same is due, or Tenant fails to pay any other amounts due Landlord from Tenant within ten (10) business days after the same is due.

         Notwithstanding the foregoing sentence, before exercising any of the Default remedies of Landlord set forth in this Article 13, Landlord shall provide Tenant with a written courtesy notice of such Default and Tenant shall have an additional five (5) days to cure such Default; provided, however, that Landlord shall not be required to give such courtesy notice more than one (1) time with respect to any particular Default, nor more than two (2) times in any consecutive twelve (12) month period with respect to any payment defaults in the aggregate.

         (b) Tenant fails to perform or observe any other term, condition, covenant or obligation required tinder this Lease for a period of forty-five
(45) days after written notice thereof from Landlord; provided, however, that if the nature of Tenant's default is such that more than forty-five (45) days are reasonably required to cure, then such default shall be deemed to have been cured if Tenant commences such performance within said forty-five (45) day period and thereafter diligently completes the required action within a reasonable time.

         (c) Tenant shall assign or sublet all or a portion of the Leased Premises in contravention of the provisions of Article 11 of this Lease.

         (d) All or substantially all of Tenant's assets in the Leased Premises or Tenant's interest in this Lease are attached or levied tinder execution (and Tenant does not discharge the same within ninety (90) days thereafter); a petition in bankruptcy, insolvency or for reorganization or arrangement is filed by or against Tenant (and Tenant fails to secure a stay or discharge thereof within ninety (90) days thereafter); Tenant is insolvent and unable to pay its debts as they become due; Tenant makes a general assignment for the benefit of creditors; Tenant takes the benefit of any insolvency action or law; the appointment of a receiver or trustee in bankruptcy for Tenant or its assets if such receivership has not been vacated or set aside within ninety (90) days thereafter; or, dissolution or other termination of Tenant's corporate charter if Tenant is a corporation (except in the event of a merger whereby Tenant is merged out of existence).

         Section 13.02. Remedies. Upon the occurrence of any Default, Landlord shall have the following rights and remedies, in addition to those allowed by law or in equity, any one or more of which may be exercised without further notice to Tenant:

         (a) Landlord may apply the Security Deposit and/or re-enter the Leased Premises and cure any Default of Tenant, and Tenant shall reimburse Landlord as Additional Rent for any costs and expenses which Landlord thereby incurs; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord's action.

         (b) Landlord may terminate this Lease or, without terminating this Lease, terminate Tenant's right to possession of the Leased Premises as of the date of such Default, and thereafter (i) neither Tenant nor any person claiming under or through Tenant shall be entitled to possession of the Leased Premises, and Tenant shall immediately surrender the Leased Premises to Landlord; and (ii) Landlord may re-enter the Leased Premises and dispossess Tenant and any other occupants of the Leased Premises by any lawful means and may remove their effects, without prejudice to any other remedy which Landlord may have. Upon the termination of this Lease, Landlord may declare the present value (discounted at the Prime Rate) of all rent which would have been due under this Lease for the balance of the Lease Term to be immediately due and payable, whereupon Tenant shall be obligated to pay the same to Landlord, together with all loss or damage which Landlord may sustain by reason of Tenant's default ("Default Damages"), which shall include without limitation reasonable expenses of preparing the Leased Premises for re-letting, demolition, repairs, brokers' commissions and attorneys' fees, it being expressly understood and agreed that the liabilities and remedies specified in this subsection (b) shall survive the termination of this Lease.

         (c) Landlord may, without terminating this Lease, re-enter the Leased Premises and re-let all or any part thereof for a term different from that which would otherwise have constituted the balance of the Lease Term and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall be immediately obligated to pay to Landlord as liquidated damages the present value (discounted at the Prime Rate) of the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Leased Premises, for the period which would otherwise have constituted the balance of the Lease Term, together with all of Landlord's Default Damages.

         (d) Landlord may sue for injunctive relief or to recover damages for any loss resulting from the Default.

         (e) If Landlord terminates this Lease or Tenant's right to possession, Landlord shall use reasonable efforts to mitigate damages hereunder, which shall not exceed those required by applicable law or such efforts as Landlord generally uses to lease other space in the Building. If Landlord has not terminated this Lease or Tenant's right to possession, Landlord shall have no obligation to mitigate except as required by applicable law and may permit the Leased Premises to remain vacant or abandoned. Landlord will not be deemed to have failed to mitigate if Landlord leases any other portions of the Building before reletting all or any portion of the Leased Premises. Landlord shall riot be deemed to have failed to mitigate if it incurs reasonable reletting costs, In recognition that the value of the Building depends on the rental rates and terms of leases therein, Landlord's rejection of a prospective replacement tenant based on an offer of rentals below Landlord's published rates for new leases of comparable space at the Building at the time in question, or at Landlord's option, below the rates provided in this Lease, or containing terms less favorable than those contained herein, shall not give rise to a claim by Tenant that Landlord failed to mitigate Landlord's damages, Notwithstanding the foregoing, Tenant shall retain the burden of pleading mitigation of damages as an affirmative defense and retain the burden of proof.

         Section 13.03. Landlord's Default and Tenant's Remedies. Landlord shall be in default if it fails to perform any term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Tenant to Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is such that it cannot reasonably be performed within thirty (30) days, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently undertakes to complete (and completes) the same within a reasonable period of time. Upon the occurrence of any such default and Landlord's failure to cure such default as provided herein, Tenant may sue for injunctive relief or to recover damages for any loss directly resulting from the breach, but Tenant shall not be entitled to terminate this Lease or withhold, offset or abate any sums due hereunder, except as ordered by a court of competent jurisdiction.

         Section 13.04. Limitation of Landlord's Liability. If Landlord shall fail to perform any term, condition, covenant or obligation required to be performed by it under this Lease and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord, Tenant agrees that it shall look solely to Landlord's right, title and interest in and to the Building for the collection of such judgment; and Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant's judgment.

         Section 13.05. Nonwaiver of Defaults. Neither party's failure or delay in exercising any of4g rights or remedies or other provisions of this Lease shall constitute a waiver thereof or affect its right thereafter to exercise or enforce such right or remedy or other provision. No waiver of any default shall be deemed to be a waiver of any other default. Landlord's receipt of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction. No act or omission by Landlord or its employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

         Section 13.06. Attorneys' Fees. If either party defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and the non-defaulting party obtains a judgment against the defaulting party, then the defaulting party agrees to reimburse the non-defaulting party for reasonable attorneys' fees and court costs incurred in connection therewith.

                ARTICLE 14 - LANDLORD'S RIGHT TO RELOCATE TENANT
                ------------------------------------------------

[INTENTIONALLY OMITTED]
-----------------------

                 ARTICLE 15 - TENANT'S RESPONSIBILITY REGARDING
                 ----------------------------------------------
                   ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES
                   -------------------------------------------

         Section 15.0.  Definitions.
         ------------   -----------

         a. "Environmental Laws" - All present or future federal, state and municipal laws, ordinances, rules and regulations applicable to the environmental and ecological condition of the Leased Premises, the rules and regulations of the Federal Environmental Protection Agency or any other federal, state or municipal agency or governmental board or entity having jurisdiction over the Leased Premises.

         b. "Hazardous Substances" - Those substances included within the definitions of "hazardous substances", "hazardous materials", "toxic substances", "solid waste", or "infectious waste" under Environmental Laws.

         Section 15.02. Compliance. Tenant, at its sole cost and expense, shall promptly comply with the Environmental Laws including any notice from any source issued pursuant to the Environmental Laws or issued by any insurance company which shall impose any duty upon Tenant with respect to Tenant's use, occupancy, maintenance or alteration of the Leased Premises whether such notice shall be served upon Landlord or Tenant.

         Section 15.03. Restrictions on Tenant. Tenant shall operate its business and maintain the Leased Premises in compliance with all Environmental Laws. Tenant shall not cause or permit the use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances on, under or about the Leased Premises, or the transportation to or from the Leased Premises of any Hazardous Substances, except as necessary and appropriate for its Permitted Use in which case the use, storage or disposal of such Hazardous Substances shall be performed in compliance with the Environmental Laws and the highest standards prevailing in the industry. Tenant represents to Landlord that as of the Commencement Date Tenant intends to maintain the Hazardous Substances listed on Exhibit F at the Leased Premises and in the approximate quantities as those listed on Exhibit F. Tenant shall provide Landlord with any updates or changes to Exhibit F within twenty (20) days of Tenant's receipt of a written request from Landlord for such update. Tenant further agrees that Landlord shall have the right to inspect the Leased Premises to verify the types and quantities of the materials stored there after providing Tenant's on-site manager with forty-eight (48) hours advance notice.

         Section 15.04. Notices, Affidavits, Etc. Tenant shall immediately notify Landlord of (i) any violation by Tenant, its employees, agents, representatives, customers, invitees or contractors of the Environmental Laws on, under or about the Leased Premises, or (ii) the presence or suspected presence of any Hazardous Substances on, under or about the Leased Premises and shall immediately deliver to Landlord any notice received by Tenant relating to
(i) and (ii) above from any source. Tenant shall execute affidavits, representations and the like within thirty (30) days of Landlord's request therefor concerning Tenant's best knowledge and belief regarding the presence of any Hazardous Substances on, tinder or about the Leased Premises,

         Section 15.05. Landlord's Rights. Landlord and its agents shall have the right, but not the duty, upon advance notice (except in the case of emergency when no notice shall be required) to inspect the Leased Premises and conduct tests thereon to determine whether or the extent to which there has been a violation of Environmental Laws by Tenant or whether there are Hazardous Substances on, under or about the Leased Premises. In exercising its rights herein, Landlord shall use reasonable efforts to minimize interference with Tenant's business but such entry shall not constitute an eviction of Tenant, in whole or in part, and Landlord shall not be liable for any interference, loss, or damage to Tenant's property or business caused thereby.

         Section 15.06. Tenant's Indemnification. Tenant shall indemnify Landlord and Landlord's managing agent from any and all claims, losses, liabilities, costs, expenses and damages, including reasonable attorneys' fees, costs of testing and remediation costs, incurred by Landlord in connection with any breach by Tenant of its obligations under this Article 15. The covenants and obligations under this Article 15 shall survive the expiration or earlier termination of this Lease.

         Section 15.07. Tenant's Responsibility. Notwithstanding anything contained in this Article 15 to the contrary, Tenant shall not have any liability to Landlord under this Article 15 resulting from any conditions existing, or events occurring, or any Hazardous Substances existing or generated, at, in, on, under or in connection with the Leased Premises prior to the Commencement Date of this Lease except to the extent Tenant exacerbates the same.

         Section 15.08. Landlord's Representation. Landlord. represents and warrants that Landlord has not received any notice of a violation of environmental laws with respect to the Building and, to Landlord's actual knowledge, without independent investigation, as of the date of execution of this Lease, there am no Hazardous Substances in, on, under or about the Leased Premises or Building in violation of the Environmental Laws. In the event that Landlord shall use, release or dispose of any Hazardous Substances in, on or about the Building or Leased Premises in violation of the Environmental Laws, Landlord shall indemnify and hold Tenant harmless from and against any and all costs and expenses of removing such Hazardous Substances from the Building or Leased Premises. The covenants and obligations under this Article 15 shall survive the expiration or earlier termination of this Lease.

                           ARTICLE 16 - MISCELLANEOUS
                           --------------------------

         Section 16.01. Benefit of Landlord and Tenant. This Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns.

         Section 16.02. Governing Law. This Lease shall be governed in accordance with the laws of the State where the Building is located.

         Section 16.03.  Guaranty.  [INTENTIONAL1Y OMITTED]

         Section 16.04. Force Majeure. Landlord and Tenant (except with respect to the payment of any monetary obligation) shall be excused for the period of any delay in the performance of any obligation hereunder when such delay is occasioned by causes beyond its control, including but not limited to work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; unusual weather conditions; or acts or omissions of governmental or political bodies.

         Section 16.05. Examination of Lease. Submission of this instrument for examination or signature to Tenant does not constitute a reservation of or option for Lease, and it is not effective as a Lease or otherwise until execution by and delivery to both Landlord and Tenant.

         Section 16.06. Indemnification for Leasing Commissions. The parties hereby represent and warrant that the only real estate brokers involved in the negotiation and execution of this Lease are the Brokers. Each party shall indemnify the other from any and all liability for the breach of this representation and warranty on its part and shall pay any compensation to any other broker or person who may be entitled thereto.

         Section 16.07. Notices. Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or by overnight courier or mailed by certified mail, postage prepaid, to the party who is to receive such notice at the address specified in Article 1. If delivered in person, notice shall be deemed given as of the delivery date. If sent by overnight courier, notice shall be deemed given as of the first business day after sending. If mailed, the notice shall be deemed to have been given on the date which is three (3) business days after mailing. Either party may change its address by giving written notice thereof to the other party.

         Section 16.08. Partial Invalidity: Complete Agreement. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect. This Lease represents the entire agreement between Landlord and Tenant covering everything agreed upon or understood in this transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties, No change or addition shall be made to this Lease except by a written agreement executed by the party to be charged.

         Section 16.09. Financial Statements. During the Lease Term and any extensions thereof, Tenant shall provide to Landlord on an annual basis, within one hundred twenty (120) days following the end of Tenant's fiscal year, a copy of Tenant's most recent financial statements prepared as of the end of Tenant's fiscal year. Such financial statements shall be signed by Tenant who shall attest to the truth and accuracy of the information set forth in such statements. All financial statements provided by Tenant to Landlord hereunder shall be prepared in conformity with generally accepted accounting principles, consistently applied. For so long as Tenant is a publicly traded corporation and Tenant's financial statements are available to the public on the world wide web as a result of required filings with the Securities and Exchange Commission, such availability shall satisfy Tenant's obligations to provide such financial statements under this Section 16.09.

         Section 16. 10. Representations and Warranties. The undersigned represent and warrant that (i) such party is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the state under which it was organized; and (ii) the individual executing and delivering this Lease has been properly authorized to do so, and such execution and delivery shall bind such party.

         Section 16.11. Agency Disclosure. Tenant acknowledges having reviewed the Agency Disclosure Statement and Tenant acknowledges that said Statement is signed and attached hereto and made a part hereof as Exhibit E. The broker identified as representing Landlord in Item J of Section 1.01 hereof, and its agents and employees, have represented only Landlord, and have not in any way represented Tenant, in the marketing, negotiation and completion of this lease transaction.

         Section 16.12. Early Occupancy. Landlord will use commercially reasonable efforts to allow Tenant to take possession of the Leased Premises upon waiver by Tenant of the contingency set forth in Section 16.17 for fixturing purposes. Tenant agrees to coordinate its fixturing work with the work of Landlord such that Tenant's work does not interfere with or delay Landlord's work; provided, however, that neither Landlord nor any of Landlord's affiliates shall have any responsibility or liability whatsoever for any injury (including death) to persons or loss or damage to any of Tenant's leasehold improvements, fixtures, equipment or any other materials installed or left in the Leased Premises prior to the Commencement Date. All of the terms and conditions of this Lease will become effective upon Tenant taking possession of the Leased Premises except for the payment of Minimum Annual Rent which will commence on the Commencement Date at the amounts set forth in Sections 1.01 (D) and (E).

         In addition to the foregoing, Tenant shall have the right to enter the Leased Premises prior to its waiver of the contingency set forth in Section
16.17 for the sole purpose of inspecting the Leased Premises and space planning, provided Tenant gives Landlord prior written notice of such entry. Landlord shall have the right to accompany Tenant at all times of such entry. Tenant shall be responsible for all loss or damage to the Leased Premises as a result of such entry by Tenant.

         Section 16.13. Option to Extend. Provided (i) Tenant has not been in Default beyond any applicable cure periods at any time during the Lease Term;
(ii) the creditworthiness of Tenant is materially the same as or better than on the Commencement Date; (iii.) Tenant named herein remains in possession of and has been continuously operating in substantially the entire Leased Premises throughout the Lease Term; and (iv) the current use of the Leased Premises is consistent with the Permitted Use hereunder, Tenant shall have one (1) option to extend the Lease Term for one (1) additional period of five (5) years (the "Extension Term"). The Extension Term shall be upon the same terms and conditions contained in the Lease for the Lease Term except (a) Tenant shall not have any further option to extend and N the Minimum Annual Rent shall be adjusted as set forth herein ("Rent Adjustment"), Tenant shall exercise such option by delivering to Landlord, no later than nine (9) months prior to the expiration of the Lease Tenn, written notice of Tenant's desire to extend the Lease Term. Tenant's failure to properly exercise such option shall waive it. If Tenant properly exercises its option to extend, Landlord shall notify Tenant of the Rent Adjustment within thirty (30) days of Landlord's receipt of Tenant's notice exercising its option hereunder. Tenant shall be deemed to have accepted the Rent Adjustment if it fails to deliver to Landlord a written objection thereto within ten (10) business days after receipt thereof. If Tenant properly exercises its option to extend, Landlord and Tenant shall execute an amendment to the Lease (or, at Landlord's option, a new lease on the form then in use for the Building) reflecting the terms and conditions of the Extension Term, within thirty (30) days after Tenant's acceptance of the Rent Adjustment.

         The Minimum Annual Rent for the Extension Term shall be an amount equal to the Minimum Annual Rent then being quoted by Landlord to prospective tenants of the Building for space of comparable size and quality and with similar or equivalent improvements as are found in the Building, and if none, then in similar buildings owned by Landlord in the vicinity, excluding free rent and other concessions; provided, however, that in no event shall the Minimum Annual Rent during the Extension Term be less than the highest Minimum Annual Rent payable during the Lease Term. The Monthly Rental Installment shall be an amount equal to one-twelfth (1/12) of the Minimum Annual Rent for the Extension Term and shall be paid at the same time and in the same manner as provided in the Lease.

         Section 16.14. Memorandum of Lease. Tenant shall not record this Lease in any form during the Lease Term, including any renewals or extensions thereof; provided, however, Tenant and Landlord agree to execute, and Tenant may record, a memorandum of lease ("Memorandum") in a form reasonably acceptable to Landlord. Tenant shall pay all cost incurred in the preparation and recording of the Memorandum. In addition, Tenant shall be obligated to release the Memorandum, at its cost, upon expiration or earlier termination of this Lease. In the event Tenant fails to release the Memorandum as provided above, Landlord shall have the right to execute and record a release on Tenant's behalf.

         Section 16.15. Quiet Enjoyment. Landlord covenants and agrees with Tenant that, except as otherwise provided in this Lease, upon the continuing full and timely compliance by Tenant with all of the terms, covenants and provisions of this Lease to be performed by Tenant, Tenant shall and may peaceably and quietly have, hold and enjoy the Leased Premises for the Lease Term, free from any interference whatsoever by, from or through Landlord or anyone claiming by, from or through Landlord.

         Section 16.16. Subordination and Waiver of Landlord Liens. Landlord hereby agrees to subordinate any statutory or common law "landlord's lien" as to all furniture, trade fixtures, and other personal property of or utilized by Tenant and located from time to time in the Leased Premises ("Tenant's Personalty") to any unaffiliated third-party lender or creditor and agrees to deliver a confirmation of such subordination from time to time as requested by Tenant in a form reasonably acceptable to Tenant and Landlord. In addition, Landlord hereby waives any statutory or common law "landlord's lien" as to all equipment and inventory of Tenant and located from time to time in the Leased Premises and agrees to deliver a confirmation of such waiver from time to time as requested by Tenant in a form reasonably acceptable to Tenant and Landlord.

         Section 16.17. Contingency. Landlord and Tenant acknowledge and agree that this Lease is contingent upon Tenant obtaining certain tax incentives on or before September 30, 2003. In the event such tax incentives are not obtained by the foregoing date, Tenant shall have the right to terminate this Lease by providing written notice thereof to Landlord on or before October 6, 2003, at which time this Lease shall be null and void. In the event Tenant fails to notify Landlord of its election to terminate this Lease by October 6, 2003, Tenant shall be deemed to have waived its right to terminate hereunder. Tenant further acknowledges and agrees that Landlord will not commence construction of the Tenant Improvements until this contingency is waived.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

                                    LANDLORD:

                                    DUKE REALTY OHIO,
                                    an Indiana general partnership,

                                    By: DUKE REALTY LIMITED PARTNERSHIP
                                        general partner,

                                        By:  Duke Realty Corporation,
                                             its general partner

                                             By:   /s/ Donald J. Hunter
                                                ------------------------------
                                                   Donald J. Hunter
                                                   Senior Vice President
                                                   Columbus

                                     TENANT:

                                     SUPERCONDUCTIVE COMPONENTS, INC.,
                                     an Ohio corporation

                                     By:           /s/ Daniel Rooney
                                        ----------------------------------------

                                     Printed:      Daniel Rooney
                                             -----------------------------------

                                     Title:        President and CEO
                                           -------------------------------------

STATE OF OHIO              )
                           )       SS:
COUNTY OF FRANKLIN         )

         Before me, a Notary Public in and for said County and State, personally appeared Donald J. Hunter, by me known to be the Senior Vice President, Columbus of Duke Realty Corporation, an Indiana corporation, the genera) partner of Duke Realty Limited Partnership, a general partner of Duke Realty Ohio, an Indiana general partnership, who acknowledged execution of the foregoing "Lease Agreement" on behalf of said partnership.

         WITNESS my hand and Notarial Seat this 29th day of September, 2003.

                                                /s/ Lauren H. McElhaney
                                                --------------------------------
                                                Notary Public

                                                Lauren H. McElhaney
                                                --------------------------------
                                                (Printed Signature)

My Commission Expires:     10/19/04
                           --------

My County of Residence:    Franklin
                           --------

STATE OF OHIO              )
                           )       SS:
COUNTY OF FRANKLIN         )

         Before me, a Notary Public in and for said County and State, personally appeared Dan Rooney , by me known and by me known to be the President , of Superconductive Components, Inc., an Ohio corporation, who acknowledged execution of the foregoing "Lease Agreement" for and on behalf of said corporation.

         WITNESS my hand and Notarial Seal this 24th day of September, 2003.

                                                     /s/ Donald Jordan
                                                     ---------------------------
                                                     Notary Public

                                                     Donald Jordan
                                                     ---------------------------
                                                     (Printed Signature)

My Commission Expires:
                        -------------

My County of Residence: Franklin
                        -------------

Exhibits:
--------

Exhibit A - Leased Premises
Exhibit B - Tenant Improvements
Exhibit C - Letter of Understanding
Exhibit D - Building Rules and Regulations
Exhibit E - Agency Disclosure Statement
Exhibit F - Hazardous Substances

                                    EXHIBIT B
                                    ---------

The Landlord, at Landlords expense, shall provide the following improvements to the Leased Premises:

1. Convert one (1) existing dock door to a 12' x 14' drive-in door with a new asphalt ramp. Determination of which door to convert shall be by Tenant.

2. Increase the existing 480/277-volt electric service to a total of 2,000 amps.

3.   Add one (1) rooftop-mounted exhaust fan with louver for ventilation.

4. Add four (4) floor drains in the warehouse. Location to be determined by Landlord and Tenant.

                                    EXHIBIT C
                                    ---------

                             LETTER OF UNDERSTANDING

Tenant:           SUPERCONDUCTIVE COMPONENTS, INC. ("Tenant")

Landlord:         DUKE REALTY OHIO ("Landlord")

Regarding:        Lease by and between Tenant and Landlord dated September
                  2003, (the "Lease")

Leased Premises:  2839 Charter Street
                  Columbus, Ohio 43228
                  (the "Leased Premises")

         The undersigned, on behalf of the Tenant certifies to the Landlord as follows:

         1. The "Commencement Date" under the Lease is___________, 200____.

         2. The Rent Commencement Date is , 200_; provided, however, Landlord and Tenant agree that the Monthly Rental Installment for the first six (6) months of the Lease Term is zero.

         3. The "Expiration Date" of the Lease is________________, 200____.

         4. The Lease (including amendments or guaranty, if any) is the entire agreement between Landlord and Tenant as to the leasing of the Leased Promises and is in full force and effect.

         5. The Landlord has completed the improvements designated as Landlord's obligation under the Lease (excluding punch list items as agreed upon by the Landlord and Tenant), if any, and Tenant has accepted the Leased Premises as of the Commencement Date.

         6. To the best of the undersigned's knowledge, there are no uncured events of default by either Tenant or Landlord under the Lease.

         IN WITNESS WHEREOF, the undersigned has caused this Letter of Understanding to be executed this ____ day of ______________, 200__.

                                      TENANT:

                                      SUPERCONDUCTIVE COMPONENTS, INC.,
                                      an Ohio corporation

                                      By:
                                         ---------------------------------------

                                      Printed:
                                              ----------------------------------

                                      Title:
                                            ------------------------------------

                                    EXHIBIT D
                                    ---------

                              RULES AND REGULATIONS

         (These Rules and Regulations have been adopted for the purpose of insuring order and safety in the Building and of maintaining the rights of Tenant and of the Landlord.)

         1. The sidewalks, entrances, driveways and roadways serving and adjacent to the Leased Premises, are the property of the Landlord, and shall not be obstructed or used for any purpose other than ingress and egress. The Landlord shall in all cases retain the tight to control and prevent access to the Property, of all persons whose presence, in the judgment of the Landlord or its employees, shall be prejudicial to the safety, character, reputation or interests of the property or neighboring buildings.

         2. No awnings or other projections shall be attached to the outside walls of the Building. Neither the interior nor the exterior of any windows shall be coated or otherwise sunscreened without written consent of Landlord.

         3. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant who, or whose subtenants, assignees or any of their servants, employees, agents, visitors or licensees shall have caused the same.

         4. No Tenant shall mark, paint, drill into or in any way deface any part of the exterior Leased Premises or in the Building. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of the Landlord and as Landlord may direct.

         5. No birds or animals of any kind shall be brought onto or kept in or about the Property.

         6. No cooking shall be done or permitted by any Tenant on the Leased Premises, except that the preparation of coffee, tea, hot chocolate and similar items for Tenants and their employees shall be permitted.

         7. No Tenant shall cause or permit any unusual or objectionable odors to be produced or permeate outside the Leased Premises.

         8. The Leased Premises shall not be used for manufacturing, unless the use conforms to the zoning applicable to the area and the Landlord provides written consent.

         9. No Tenant shall operate a business or an office in the Leased Premises for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a retail or wholesale store or general office, in contradiction to the permitted use in this Lease, without the express written consent of Landlord, not to be unreasonably withheld.

         10. The Leased Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

         11. No Tenant shall make, or permit to be made, any unreasonable noise which may disturb or interfere with occupants of neighboring buildings whether by the use of any musical instrument, radio, phonograph, unusual noise or in any other way.

         12. No Tenant, subtenant or assignees nor any of its ` servants, employees, agents, visitors or licensees shall at any time bring or keep upon the Leased Premises any flammable, combustible or explosive fluid, chemical or substance, other than that which is ordinary and necessary for the Tenant's use of the Leased Premises, as contemplated herein.

         13. Each Tenant must upon the termination of its tenancy, deliver to the Landlord all keys to the offices, storage rooms, toilet rooms, either furnished to, or otherwise procured by, such Tenant.

         14. All persons employed by any Tenant to do work upon the Leased Premises, while in the Building and outside of the Leased Premises, shall be subject to and under the control and direction of the Tenant, and Tenant shall be responsible for all acts of such persons.

         15. Canvassing, soliciting and peddling in the adjacent buildings are prohibited, and each Tenant shall report and otherwise cooperate to prevent the same.

         16. Tenant agrees that it shall not discriminate upon the basis of race, color, religion, sex or national origin in the use and occupancy or in any sublease or subletting of the Leased Premises.

         17. No outside storage is permitted including without limitation the storage of trucks and other vehicles.

         18. The Landlord reserves the right to reasonably rescind, modify or supplement any of these rules and to make such other and further reasonable rules and regulations which, in the Landlord's judgment, may from time to time he necessary for the safety and cleanliness of the Leased Premises, and for the assurance of good order therein. Landlord agrees to provide Tenant with a copy of said rules which shall be deemed a part of this Lease.

Anything contained in these Rules and Regulations which is contrary to or inconsistent with any express provision of the Lease shall be void and of no force and effect.

                                    Exhibit E
                                    ---------
                                   Page 1 of 3

                           AGENCY DISCLOSURE STATEMENT
                           This form is NOT a contract

Whether you are listing, buying. or leasing property, a real estate agent can provide you with expertise and assistance. in some cases, you will be represented by the real estate agent as his/her client; in other instances you may be working with the agent as a customer.

This form is being provided to help you understand the role of the real estate agent and broker in your real estate transaction. It is also Intended to help you understand the role of other agents who may be Involved in your transaction.

When you agree to be represented by a real estate agent, the brokerage the agent works for also becomes your agent. Legally, the other agents in the brokerage do not represent you unless they are a manager in the brokerage, or unless you agree that these other agents will also represent you.

The following is information about the different relationships that can be created between you and a real estate agent in Ohio. (For purposes of this form the term "seller" also includes a landlord and the tam "buyer" also includes a tenant.)

SELLERS AGENCY:

In this type of relationship, the agent (and the brokerage the agent works for) owe the seller loyalty, obedience, confidentiality, accounting, and reasonable skill and care in performing their duties, and any other duties contained in an agency agreement. The agent and brokerage are required to act solely on behalf of the seller's interests to seek the best price and terms for the seller. Finally, a seller's agent and brokerage also have an obligation to disclose to the seller all material information obtained from the buyer or from any other source.

SUBAGENCY:

In this type of relationship, a seller may authorize the listing agent and brokerage to offer "subagency" to other agents/brokerages. Basically this means the listing broker would solicit other brokers and agents to also work toward the seller's goal of trying to sell the property. A subagent would also represent the seller's interests and has all of the same duties as the listing agent, including loyalty and confidentiality and the obligation to disclose all material facts to the seller.

BUYER'S AGENCY:

In this type of relationship, a buyer's agent (and the brokerage the agent works for) owe the buyer loyalty, obedience, confidentiality, accounting, and reasonable skill and care in performing their duties and any other duties contained in an agency agreement. The agent and brokerage are required to act solely on behalf of the buyer's interests to seek the best price and terms for the buyer. A buyer's agent and brokerage also have an obligation to disclose to the buyer all material information obtained from the seller or from any other source.

DISCLOSED DUAL AGENCY:

In this type of relationship, one agent may represent both parties in a real estate transaction, but only if both parties consent. Disclosed dual agency is most likely to occur when both the buyer and seller are represented by the some agent If this happens, the buyer and seller must sign a dual agency disclosure statement that describes the duties and obligations of the dual agent. A dual agent may not disclose any confidential information that would place one party at an advantage over the other party and may not advocate or negotiate on behalf of either of the two parties.

IN-COMPANY TRANSACTIONS

An in-company transaction is one in which the seller and buyer are each represented by two separate real estate agents who both work for the same brokerage. (This is sometimes referred to as "split" agency.) In this instance, the brokerage is a dual agent representing both buyer and seller. However, the two agents can legally represent the separate interests of each of their clients. The only exception to this would be if one or both of the agents are in a management position in the brokerage. In that instance, the manager(s) would also have to be a dual agent.

In instances where this "split" agency occurs the brokerage is required to objectively supervise the agents involved so they can each fulfill their duties to their respective clients and assist the parties, in an unbiased manner.

However, because the brokerage is a dual agent it cannot:

     o   Advocate or negotiate on behalf of either the buyer or seller, or
     o Disclose confidential information to any party or any other employee or agent of the brokerage, or
     o Use confidential information of one party to benefit the other party to the transaction.


         The disclosures in this form are required by the State of Ohio.
                          (THIS FORM IS NOT A CONTRACT)

                                    Exhibit E
                                    ---------
                                   Page 2 of 3

                        Disclosure of Agency Relationship
                          (THIS FORM IS NOT A CONTRACT)

The real estate agent who is providing you with this form is required to do so by Ohio law. It does not, by itself. obligate you to work with this agent or his/her brokerage; nor will you be bound to pay any compensation to the agent or the agents brokerage by merely signing this form.

Instead, the purpose of this form is to make sure you have the necessary Information you need to know about the role of this agent if you choose to work together. By signing, you acknowledge that you have been provided this information and agree to it. If you do not, you can consult with an attorney for further advice.

As a potential seller/landlord or buyer/tenant of real estate I understand and agree that

   Jeffrey D. Palmquist    and  Duke Realty Services Limited Partnership will:
--------------------------      ----------------------------------------
Agent(s)                        Brokerage

         |X|      Represent the seller/landlord
         |_|      Represent the buyer/tenant

I also understand and agree that the following may also possibly occur in a real estate transaction In which I may be involved with this agent:

         |_| The same agent who represents me could potentially represent the other party in a transaction involving me. The agent and brokerage would then both be dual agents.

         |_| A different agent in the same brokerage could potentially represent the other party in a transaction involving me. Each agent would represent the interests of their separate client. The brokerage would be a dual agent A management level licensee is also a dual agent if representing a client in an in-company transaction.

I have reviewed the information on the reverse side of this form and I have been given a completed copy of this Disclosure of Agency Relationship.

/s/ Daniel Rooney     9/24/03
--------------------  -------  -------------------------------------  -------
Buyer or Tenant       Date     Seller or Landlord                     Date

--------------------  -------  -------------------------------------  -------
Buyer or Tenant       Date     Seller or Landlord                     Date


     TO BE COMPLETED ONLY IN AN IN-COMPANY TRANSACTION INVOLVING TWO AGENTS
                                ("SPLIT" AGENCY)

Both buyer/tenant and seller/landlord acknowledge and agree that in a contemplated transaction involving property located at _________________________ the buyer/ tenant is represented by ______________________________________ and the seller/landlord is represented by ___________________.

By initialing below both parties acknowledge and agree that they are aware that both agents are affiliated with the same brokerage; that each agent will represent the separate interests of their separate client, (unless a management level licensee is one of the agents involved in the transaction); that it was previously disclosed that this could occur; and that they consent to the brokerage acting as a dual agent.

Buyer/Tenant's initials:                Seller/Landlord's initials:
                         -----------                                ------------
Date:                                   Date:
      ------------                            ------------

  Any questions regarding the role or responsibilities of the brokerage or its agents can be directed to an attorney or to:
             Ohio Division of Real Estate and Professional Licensing
                          77 S. High Street 20th Floor
                             Columbus, OH 43215-6133
                                  (614)466-4100

                                    Exhibit E
                                    ---------
                                   Page 3 of 3

                        Disclosure of Agency Relationship
                          (THIS FORM IS NOT A CONTRACT)

The real estate agent who is providing you with this form is required to do so by Ohio law. It does not, by itself. obligate you to work with this agent or his/her brokerage; nor will you be bound to pay any compensation to the agent or the agents brokerage by merely signing this form.

Instead, the purpose of this form is to make sure you have the necessary Information you need to know about the role of this agent if you choose to work together. By signing, you acknowledge that you have been provided this information and agree to it. If you do not, you can consult with an attorney for further advice.

As a potential seller/landlord or buyer/tenant of real estate I understand and agree that

      John W. Myers        and           Ohio Industrial Realty Co.     will:
--------------------------      ---------------------------------------
Agent(s)                        Brokerage

         |_|      Represent the seller/landlord
         |X|      Represent the buyer/tenant

I also understand and agree that the following may also possibly occur in a real estate transaction In which I may be involved with this agent:

         |_| The same agent who represents me could potentially represent the other party in a transaction involving me. The agent and brokerage would then both be dual agents.

         |_| A different agent in the same brokerage could potentially represent the other party in a transaction involving me. Each agent would represent the interests of their separate client. The brokerage would be a dual agent A management level licensee is also a dual agent if representing a client in an in-company transaction.

I have reviewed the information on the reverse side of this form and I have been given a completed copy of this Disclosure of Agency Relationship.

/s/ Daniel Rooney       9/24/03
----------------------  -------     ---------------------------  -------
Buyer or Tenant         Date        Seller or Landlord           Date


Buyer or Tenant         Date        Seller or Landlord           Date
----------------------  -------     ---------------------------  -------

     TO BE COMPLETED ONLY IN AN IN-COMPANY TRANSACTION INVOLVING TWO AGENTS
                                ("SPLIT" AGENCY)

Both buyer/tenant and seller/landlord acknowledge and agree that in a contemplated transaction involving property located at__________________________________________________ the buyer/ tenant is represented by _________________________________ and the seller/landlord is represented by ___________________.

By initialing below both parties acknowledge and agree that they are aware that both agents are affiliated with the same brokerage; that each agent will represent the separate interests of their separate client, (unless a management level licensee is one of the agents involved in the transaction); that it was previously disclosed that this could occur; and that they consent to the brokerage acting as a dual agent.

Buyer/Tenant's initials:               Seller/Landlord's initials:
                         -----------                               --------
Date:                                  Date:
      ------------                           ------------

  Any questions regarding the role or responsibilities of the brokerage or its agents can be directed to an attorney or to:
             Ohio Division of Real Estate and Professional Licensing
                          77 S. High Street 20th Floor
                             Columbus, OH 43215-6133
                                  (614)466-4100



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                                    EXHIBIT F
                                    ---------

         HAZARDOUS MATERIAL                                     AMOUNT
         ------------------                                     ------
         2-Butoxyethanol                                       500 mL
         Acetone                                               5 gal
         Ammonium Bifluoride                                   500 mL
         Chromic-Sulfuric Acid                                 500 mL
         Citric Acid                                           500 mL
         Cyclohexanol                                          1 gal
         Disodium EDTA                                         1 gal
         Formamide                                             500 mL
         Glycerol                                              1 gal
         Hydrochloric Acid - HCI                               2 gal
         Hydrofluoric Acid - HF                                1 L
         Isopropyl Alcohol- IPA                                20 gal
         MEK                                                   4 gal
         Methyl-2Pyrrolidone                                   1 gal
         n-Amyl Alcohol                                        1 gal
         Nitric Acid - HN03                                    20 gal
         Perchloric Acid                                       500 mL
         Phosphoric Acid                                       1 gal
         Propionic Acid                                        1 L
         Sodium Hydroxide - NaOH                               1 gal
         Sulfuric Acid                                         2 gal
         Tetramethyfammonium Hydroxide                         55 gal
         Trichoroethylene                                      1 gal
         Xylenes                                               1 gal